Exhibit 10.5
FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of this 30 day of May, 2008 (the “Execution Date”), by and between BMR-9920 BELWARD CAMPUS Q LLC, a Rhode Island limited liability company (“Landlord,” f.k.a. GP Rock One, L.L.C.), and NOVAVAX, INC., a Delaware corporation (“Tenant”).
RECITALS
     A. WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of May 7, 2007 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 9920 Belward Campus Drive in Rockville, Maryland (the “Building”);
     B. WHEREAS, Tenant has performed certain Alterations to the Premises;
     C. WHEREAS, Landlord and Tenant desire to extend the Lease Term; and
     D. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
     1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.
     2. Extension of Lease Term. The Lease Term is hereby extended until January 31, 2018. The period from February 1, 2013, through January 31, 2018, is referred to herein as the “Extension Term.” Base Rent for the Extension Term, calculated in accordance with Section 3(b) of this Amendment, shall increase in accordance with Section 2.C of the Lease.
     3. Allowance for Alterations.
          a. Landlord shall reimburse Tenant for up to Three Million Dollars ($3,000,000) (the “Allowance”) for Tenant’s construction of Alterations, to the extent completed in conformity with the Lease, Tenant’s permitted use and applicable laws. The Allowance may be applied to the costs of (i) construction and installation of HVAC, (ii) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (iii) building permits and other taxes, fees, charges and levies by governmental authorities for permits or for inspections of the Alterations, and (iv) costs and expenses for labor, material, equipment and fixtures. In no event shall the Allowance be used for (v) the cost of work that is not authorized by plans approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). Landlord acknowledges that it has reviewed and approved the following construction documents: interior renovation drawings prepared by Jacobs Engineering dated August 24, 2007, consisting of fifteen (15) drawing sheets.

          b. Each monthly installment of Base Rent shall be increased to include an amount equal to the monthly payment necessary to amortize the amount of the Allowance disbursed by Landlord in accordance with this Amendment over the remainder of the Lease Term (as extended by this Amendment) at a rate of eleven percent (11%). The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of the TI Deadline, with Tenant paying (on the next succeeding day that Base Rent is due under the Lease (the “TI True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the Execution Date and ending on the TI True-Up Date.
          c. Tenant shall have until the date that is the earlier of (i) six (6) months after the Execution Date and (ii) three (3) months after the issuance to Tenant of a certificate of occupancy for the Premises as required by Section 3(e) below to expend the unused portion of the Allowance, after which date Landlord’s obligation to fund such costs shall expire.
          d. Upon submission by Tenant to Landlord of (i) a statement (an “Advance Request”) setting forth the total amount of the Allowance requested, (ii) a summary of the Alterations performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect and (iii) lien releases from the general contractor and each subcontractor and material supplier with respect to the Alterations performed that correspond to the Advance Request, then Landlord shall, within thirty (30) days following receipt by Landlord of an Advance Request and the accompanying materials required by this Section 3(d), pay to the applicable contractors, subcontractors and material suppliers or Tenant (for reimbursement for payments made by Tenant prior to the Execution Date to such contractors, subcontractors or material suppliers) the amount of costs set forth in such Advance Request; provided, however, that any Advance Request under this Section 3(d) shall be subject to the payment limits set forth in Section 3(a) of the Lease.
          e. Prior to Landlord paying any portion of the Allowance to Tenant, Tenant shall deliver to Landlord (i) a certificate of occupancy for the Premises suitable for the permitted use and (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.
     4. Insurance. Section 6.2 of the Lease Addendum is hereby replaced in its entirety with the following:
Property Insurance. Landlord shall carry, and Tenant shall reimburse Landlord for the cost thereof within thirty (30) days after receipt of an invoice therefor, property insurance insuring against fire, vandalism, malicious mischief and such other hazards as are from time to time included in a standard extended coverage endorsement, insuring the Premises in an amount equal to the full replacement value of the Premises (with an agreed amount endorsement, excluding land value, landscaping, foundation and excavation costs, and costs of underground flues, pipes and drains), together with rental interruption insurance in an amount equal to twelve (12) months fixed base rental and real estate tax payments, and insuring the betterments and improvements made to the Premises. Tenant agrees to carry, at its sole cost and expense, insurance insuring against loss or damage to all trade fixtures, furnishings and equipment owned by Tenant and located on or within the Premises, in an amount equal to the full replacement value thereof.

     5. Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease or this Amendment to the contrary, agrees to take the same in its condition “as is” as of the Execution Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy or to pay for any improvements to the Premises, except for the Allowance.
     6. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
     7. No Default. Each party represents, warrants and covenants that, to the best of its knowledge, neither Landlord nor Tenant is in default of any of its respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
     8. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the Execution Date, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.
     9. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.
     10. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD: BMR-9920 BELWARD CAMPUS Q LLC, a Rhode Island limited liability company
By:	/s/ Gary A. Kreitzer
	Name:	Gary A. Kreitzer
	Title:	Executive V.P.

TENANT: NOVAVAX, INC., a Delaware corporation
By:	/s/ L. Stigliano
	Name:	L. Stigliano
	Title:	VP, CFO